                                                                   EXHIBIT 10.10


                          SHAREHOLDER RIGHTS AGREEMENT


       This Shareholder Agreement (this "Agreement") is made and entered into the 30th day of September, 1996 (the "Effective Date"), by and between Exsorbet Industries, Inc., an Idaho corporation ("Exsorbet") and American Physicians Service Group, Inc., a Texas corporation ("APS").

                                R E C I T A L S

       WHEREAS, APS has purchased 1,200,000 shares of Exsorbet common stock and has entered into a Stock Put Agreement (the "Stock Put") pursuant to which APS may cause Exsorbet to repurchase such common stock; and

       WHEREAS, the obligations of Exsorbet under the Stock Put will be secured by a first lien security interest in all the capital stock of the Exsorbet subsidiary which acquires 7-7, Inc., an Ohio corporation, by merger, and will be further secured by the payment and performance guarantees of all subsidiaries of Exsorbet (all such guarantees, together with the security agreement and other documents entered into from time to time by or for the benefit of APS in connection with securing the obligations of Exsorbet under the Stock Put are hereinafter collectively referred to as the "Security Documents"); and

       WHEREAS, APS has received a warrant (the "Warrant") to acquire 300,000 shares of the common stock of Exsorbet and has further received options (the "Options") from certain stockholders of Exsorbet pursuant to which APS is entitled to purchase, in the aggregate, an additional 1,700,000 shares of the common stock of Exsorbet; and

       WHEREAS, the parties hereto desire for APS to have certain registration rights with regard to the 1,200,000 shares of common stock of Exsorbet purchased by APS, and such additional Exsorbet common stock as may be acquired by APS pursuant to the exercise of the Warrant and/or the Options, and to agree on certain other matters concerning the governance of their affairs, on the terms and conditions contained herein.

       NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Registration Rights.

              (a) APS shall have the registration rights set forth herein with respect to (i) the 1,200,000 shares of Exsorbet common stock purchased by APS in connection with which this Agreement was entered into, and (ii) any shares of the common stock of Exsorbet which APS acquires upon exercise of rights granted pursuant to the Warrant, the Options or this Agreement, and
(iii) all stock (and rights related thereto) received with respect to any stock described in (i) and/or (ii) by virtue of any stock dividends, stock splits, mergers, consolidations, reclassifications or similar





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
transactions or occurrences. The stock of Exsorbet owned by APS which is subject to the registration rights provided in this Agreement is hereinafter referred to as the "Registerable Stock." To exercise its registration rights, APS must deliver to Exsorbet a written request (the "Request") requesting that Exsorbet effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the registration and/or qualification under applicable state securities laws (the "State Laws") of all or a specified portion of the Registerable Stock, and specifying the intended method of methods of disposition thereof, the jurisdictions in which such offering will be made and whether such requested registration is to be an underwritten offering.

              (b) Exsorbet will use its best efforts to effect the registration under the Securities Act and the registration and/or qualification under the State Laws of the Registerable Stock, to the extent required to permit the disposition thereof in accordance with the methods and in the jurisdictions set forth in the Request; provided that Exsorbet may include in such registration statement securities of Exsorbet ("Other Registerable Securities") to be offered and sold by or on behalf of Exsorbet or any other security holder of Exsorbet who possesses a right to have such securities included in such registration statement and who timely exercises such right in connection with the registration hereunder; provided that whenever Exsorbet shall effect a registration pursuant to this Agreement in connection with an underwritten offering, if (A) any underwriter representing APS in such offering advises APS in writing that, in its opinion, the inclusion of Other Registerable Securities would adversely affect such offering and (B) APS shall not have consented in writing to the inclusion of such Other Registerable Securities, then no securities other than shares of Registerable Stock shall be included among the securities covered by such registration. A registration requested pursuant to this Agreement shall be deemed to have been effected (i) if and





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
when a registration statement filed with the Securities and Exchange Commission (the "Commission") relating to the Registerable Stock has been declared effective by the Commission or otherwise has become effective and registration and/or qualification under all applicable State Laws has been completed; provided that a registration requested pursuant to this Agreement shall not be deemed to have been effected if after such registration has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court due to reasons that are not the fault of APS and/or are not based on any act or omission of APS, or (ii) if Exsorbet has commenced preparation of such a registration statement under the Securities Act and such registration and/or qualification under the State Laws and such registration statement does not become effective or such registration and/or qualification is not completed in either case by reason of the unreasonable refusal to proceed or lack of reasonable cooperation of APS, Exsorbet shall be deemed to have effected a registration under this Agreement and shall have no further obligation pursuant hereto. If a requested registration pursuant to this Agreement involves an underwritten offering, the underwriter(s) thereof shall be selected or approved by APS. Notwithstanding the foregoing, APS agrees that for a period of one (1) year after the Effective Date, APS will not request Exsorbet (except for requests pursuant to subsection (f) below) to register more than 1,000,000 shares of Registerable Stock and that if APS requests the registration of any excess Registerable Stock during the one (1) year period, then Exsorbet will have sole discretion as to whether to allow APS to include in the registration any additional Registerable Stock over such 1,000,000 share maximum. However, if APS requests a registration in the one (1) year period after the Effective Date and Exsorbet declines to allow APS to include all of the shares of Registerable Stock owned by APS in such registration, then Exsorbet





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will cause all remaining shares of Registerable Stock owned by APS at the conclusion of the one (1) year period to be fully registered and freely tradeable within thirty (30) days after the expiration of the one (1) year period after the Effective Date. Except for multiple registrations required by the foregoing provisions, or as a result of registrations pursuant to subsection (f) below, Exsorbet will not be required to effect more than one (1) registration pursuant to this Agreement. Furthermore, in the event APS acquires at least 1,000,000 shares of registered and freely tradeable Exsorbet common stock within the sixty (60) day period immediately following the Effective Date, then APS will not request Exsorbet to register (other than a registration pursuant to subsection (f) below) any Registerable Stock before the expiration of one (1) year after the Effective Date.

              (c) Except as otherwise prohibited by applicable law, Exsorbet will pay all fees and expenses incurred by Exsorbet in connection with the registration of the Registerable Stock; except for any underwriting commissions, transfer taxes, and fees and expenses of counsel for APS, if any, attributable to the sale of the Registerable Stock, all of which shall be borne by APS.

              (d) If Exsorbet is required to use its best efforts to effect a registration of the Registerable Stock under this Agreement, Exsorbet shall:

                     (i) promptly prepare and use its best efforts to file with the Commission (but in no event more than thirty (30) days after receipt of the Request from APS) a registration statement, on such appropriate registration form of the Commission as shall permit the disposition of the Registerable Stock and any Other Registerable Securities in accordance with the intended method(s) of distribution specified in the Request for such registration and use its best efforts thereafter to cause such registration statement to become effective within thirty (30) days after filing;





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
                     (ii) prepare and file as soon as reasonably practicable with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current and to comply with the provisions of the Securities Act with respect to the disposition of the Registerable Stock until the earliest of (A) such time as all of the Registerable Stock has been disposed of in accordance with the intended methods of disposition by APS, or (B) the expiration of the three (3) year period that shall commence on the filing of the registration statement pursuant to subparagraph (i) above;

                     (iii) furnish to APS such number of copies of preliminary prospectuses and prospectuses included in such registration statement and each amendment and supplement thereto as APS may reasonably request in order to facilitate the disposition of the Registerable Stock;

                     (iv) use its best efforts to register or qualify the Registerable Stock under the State Laws within thirty (30) days after the filing of the registration statement with the Commission and to keep such registration or qualification in effect for so long as the registration statement filed with the Commission remains in effect as provided in (ii), above, provided that Exsorbet shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction, or to qualify as a dealer in securities;

                     (v) notify APS, at any time when a prospectus is required to be delivered by APS under the Securities Act, upon discovery by Exsorbet that the prospectus included in such registration statement, as then in effect, or filed with the Commission pursuant to Rule 424(b),





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
includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, whereupon APS shall suspend any offers or sales of Registerable Stock until such time as such prospectus, as amended or supplemented from time to time, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                     (vi) furnish, at the request of APS, on the date that such shares are delivered to the underwriter or underwriters for sale in connection with a registration pursuant to this Agreement, if such shares of Registerable Stock are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing Exsorbet for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of Exsorbet, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

              (e) APS shall cooperate fully with Exsorbet in connection with effecting a registration pursuant to this Agreement, including but not limited to furnishing such information as Exsorbet may from time to time reasonably request and as shall be required by law or by the Commission in connection with such registration. In connection with the preparation and filing of any registration statement under the Securities Act pursuant to this Agreement, Exsorbet will give APS, APS' underwriters, if any, and APS' counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them





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
reasonable access to its books and records and such opportunities to discuss the business of Exsorbet with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary to conduct a reasonable investigation within the meaning of the Securities Act.

              (f) If Exsorbet at any time (including, without limitation, at any time during the one (1) year period after the Effective Date) proposes to register any of its securities for sale to the public for its own account and/or for the account of any other person, under the Securities Act (other than by a registration on Form S-4, S-8 or any successor similar forms or any other Commission form of limited applicability which would not permit such additional registration), and if at such time APS has, or has the right to acquire, any stock of Exsorbet that could qualify as Registerable Stock, Exsorbet will, at least sixty (60) days prior to filing the registration statement, give written notice to APS of its intention to do so and, subject to the provisions hereof, permit APS to include in such registration their Registerable Stock. Any such registration shall be at Exsorbet's expense, except for underwriter's discounts or commissions or broker's commissions, if any, attributable to such Registerable Stock and except for any other expenses which APS elects to incur in connection therewith or is otherwise required to bear pursuant to this Agreement. To exercise its rights pursuant to this subsection, APS must deliver a Request to Exsorbet in accordance with the provisions of Section 1(a), and Exsorbet will use its best efforts to effect the registration under the Securities Act of all Registerable Stock which Exsorbet has been so requested to register; provided that if, any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Exsorbet shall determine for any reason not to register or to delay registration of such securities, Exsorbet may, at its election, give





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
written notice of such determination to APS and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registerable Stock in connection with such registration, and (ii) in the case of a determination to delay registering shall be permitted to delay registering any Registerable Stock being registered pursuant to this subsection for the same period as the delay in registering such other securities.

       If a registration pursuant to this subsection involves an underwritten offering of the securities so being registered for sale for the account of Exsorbet, to be distributed by or through one or more underwriters, whether or not the Registerable Stock so requested to be registered for sale is also to be included in such underwritten offering, and the managing underwriter of such underwritten offering informs Exsorbet in writing of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during) the time of such offering, then Exsorbet may include in such offering all securities proposed by Exsorbet to be sold for its own account; and Exsorbet shall only be required to use its best efforts to include Registerable Stock in such registration on a pro rata basis (based on the number of shares of securities held by all persons who have a contractual right to have their securities included in the proposed registration and who make a written request for inclusion of their shares in the proposed registration) to the extent possible such that the total number of securities to be included does not exceed the level recommended by the managing underwriter. The obligations of Exsorbet described in subparagraphs (iii) and
(v) of Section 1(d) shall apply to any registration under this Section 1(f) which includes Registerable Stock. Furthermore, the provision in Section 1(b) that Exsorbet shall not be required





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
to effect a registration prior to the expiration of one (1) year after the Effective Date, shall not apply to any registration pursuant to this Section 1(f).

              (g) In connection with any registration or qualification of the Registerable Stock under this Agreement: (i) Exsorbet shall indemnify and hold harmless APS and each underwriter thereof, including but not limited to each person, if any, who controls APS or such underwriter within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigation, preparing and defending against any claim) to which such APS, underwriters or controlling persons may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented if Exsorbet shall have furnished any amendments or supplements thereto) furnished pursuant to this Agreement or insofar as the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or insofar as the same arise out of or are based upon any violation by Exsorbet of the Securities Act or the Exchange Act or any rule or regulation thereunder; except that the foregoing indemnity obligations shall not apply insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon or are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing by or on behalf of APS or any such underwriter or control person, or arise out of or are based upon any violation of the Securities Act, Exchange Act or any rule or regulation thereunder by APS or any such underwriter or control person,





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and (ii) APS shall indemnify Exsorbet, its affiliates and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same arise out of or are based upon or are caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based upon information furnished in writing by or on behalf of APS or any such underwriter or control person or arise out of or are based upon any violation of the Securities Act, Exchange Act or any rule or regulation thereunder by APS or any such underwriter or control person; provided, however, that the liability of APS hereunder shall be limited to the lesser of (i) the net proceeds, if any, received by APS upon sale of the Registerable Stock pursuant to any registration effected hereunder, or (ii) the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares of Registerable Stock sold by APS under such registration statement bears to the total public offering price of all securities sold thereunder.

              Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party with respect to which indemnity or reimbursement may be sought against any indemnifying party under this Agreement, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Agreement unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be





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
entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (b) and (c) of the immediately preceding sentence shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into without its consent.

              (h) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of Registerable Stock to the public without registration, Exsorbet agrees to
(i) make and keep, at all times, public information available





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as those terms are understood and defined in Rule 144 under the Securities Act,
(ii) use its diligent best efforts to file with the Commission in a timely manner all reports and other documents required of Exsorbet under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements, and (iii) furnish to APS, upon request, a written statement as to Exsorbet's compliance with the reporting requirements of Rule 144 and a copy of the most recent annual and quarterly report of Exsorbet, and such other reports and documents so filed as APS may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

       2. Representations and Warranties. Exsorbet represents and warrants to APS as follows:

              (a) Exsorbet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho and has full corporate power and authority to carry on its business as now conducted and to enter into and perform this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Exsorbet and constitutes the valid and binding obligation of Exsorbet enforceable against it in accordance with its terms.

              (b) The 1,200,000 initial shares of Exsorbet common stock purchased by APS, and any other common stock of Exsorbet issued to APS by Exsorbet pursuant to the Warrant or this Agreement, when issued, will have been duly and validly authorized and issued, will be fully paid and nonassessable and will not have been issued in violation of the preemptive rights of any person or applicable federal or state securities laws.

              (c) There is only one class of common stock of Exsorbet outstanding and such stock trades on the Nasdaq Stock Market, Inc. SmallCap Market under the symbol "EXSO."





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              (d)    Exsorbet has made available to APS copies of Exsorbet's
annual report on Form 10-K for the year ended December 31, 1995, and its quarterly reports on Form 10-Q (or Form 10-Q/A where applicable) for the quarters ended March 31, 1996 and June 30, 1996, (collectively, the "Periodic Reports"), in the form filed with the Commission pursuant to the requirements of the Exchange Act. At the time of filing, the Periodic Reports were appropriately responsive to the requirements of the Exchange Act, were complete and proper in form and did not contain an untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 1996, and through the date of this Agreement, no event has occurred as a consequence of which Exsorbet would be required to file, on or before the date of this Agreement, a current report on Form 8-K pursuant to the requirements of the Exchange Act.

       3.     Other Agreements.

              (a) Exsorbet agrees to reimburse APS for APS' legal fees up to $10,000, plus travel and other out-of-pocket expenses incurred by legal counsel for APS in connection with the transactions contemplated by this Agreement, the Warrant and the Options and in connection with the loan evidenced by the Security Documents. Such amount shall be payable upon execution of this Agreement.

              (b) APS agrees to hold 1,000,000 of the shares of common stock of Exsorbet initially purchased by APS for at least one (1) year after the Effective Date; except that APS may sell such shares prior to such time (i) pursuant to the Stock Put, and/or (ii) pursuant to a registration of such shares as contemplated by this Agreement. Furthermore, in the event APS desires to sell





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more than 20,000 shares of Exsorbet common stock for cash on any particular day
(other then pursuant to a registration statement in effect with respect thereto), then APS will give Exsorbet five (5) days advance written notice of such intention, specifying the price, or other pricing methodology, and any other terms and conditions of such sale, and Exsorbet shall be entitled, during such five (5) day period to elect to purchase such stock from APS on the same terms and conditions, provided such purchase by Exsorbet must be concluded within three (3) days of exercising the election; provided the restriction contained in this sentence shall not apply to APS unless all Exsorbet shareholders owning five percent (5%) or more of Exsorbet common stock agree to be bound in writing by the same restrictions.

              (c) Exsorbet agrees to cause one (1) individual designated by APS to be appointed to Exsorbet's Board of Directors promptly after the October, 1996 Exsorbet shareholder meeting, and to nominate and use its best efforts to cause the Exsorbet shareholders to elect and thereafter maintain a designee of APS as an Exsorbet Board member for the period designated below.
In the event APS acquires fifty percent (50%) of the aggregate shares of Exsorbet common stock APS is entitled to purchase under the Warrant and Options pursuant to exercise of the Warrant and/or any of the Options, then APS shall be entitled to designate a second individual to serve on the Board of Directors of Exsorbet, and Exsorbet agrees to cause such person to be promptly appointed to its Board of Directors and to nominate and use its best efforts to cause the Exsorbet shareholders to elect and thereafter maintain such second designee in place for the period specified below. Once APS has the right to designate a second Exsorbet Board member, in the event the size of the Exsorbet Board of Directors is increased or otherwise becomes larger then ten directors, then APS shall be entitled to designate a third individual to serve on the Board of Directors of Exsorbet, and





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Exsorbet shall cause such person to be promptly appointed and shall nominate and use its best efforts to cause the Exsorbet shareholders to elect and thereafter maintain a third APS designee on the Board of Directors for the period stated below. The foregoing provisions related to the designation by APS of individuals to serve on the Board of Directors of Exsorbet shall remain in place until APS (together with its subsidiaries and affiliates) owns less than five percent (5%) of the issued and outstanding common stock of Exsorbet, and thereafter in the event APS exercises its rights under the Stock Put until APS has been paid in full all amounts due APS upon sale of the stock to Exsorbet pursuant to the Stock Put. All APS designees to the Board of Directors of Exsorbet may be changed from time to time by written notice of APS to Exsorbet. Exsorbet agrees to cause such new designees to be elected to its Board of Directors promptly upon receipt of such notice. Each individual designated by APS to serve on the Board of Directors of Exsorbet shall be the beneficiary of at least $3 million of director and officer insurance coverage maintained by Exsorbet (subject to reasonable deductibles, which deductibles shall be paid by Exsorbet) and otherwise reasonably acceptable to APS.
Exsorbet further agrees that, as long as APS has the right to designate any Exsorbet directors, Exsorbet will take such steps as may be necessary to cause its articles of incorporation and bylaws to contain indemnity provisions in favor of such directors to the maximum extent allowed by applicable law.

              (d) Exsorbet agrees to consult with APS concerning the form of any and all press releases related to the transactions contemplated by the purchase of the 1,200,000 shares of Exsorbet common stock, this Agreement, the exercise of the Stock Put, the Warrant and/or any of the Options, and the acquisition of 7-7, Inc., and to obtain the approval of APS prior to the dissemination thereof, which approval shall not be unreasonably withheld.





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              (e)    In the event that, at any time during a period of three
(3) years after the Effective Date, Exsorbet proposes to engage in any transaction that involves the issuance of additional Exsorbet equity securities, options or other rights to acquire Exsorbet equity securities, or rights convertible into any Exsorbet equity securities, or proposes to engage in any other non-equity related transaction that involves amounts in excess of $100,000 (all the foregoing are collectively referred to as "Target Transactions"), in which any person or entity who owns five percent (5%) or more of Exsorbet's outstanding common stock ("Major Shareholders") is to be a participant, or has the right to participate, APS shall have a right of first refusal to participate in any such transaction on the same basis and terms as the applicable Major Shareholder(s). Exsorbet agrees to give APS sixty (60) days advance written notice of any proposed Target Transaction, including a full description of the terms and conditions thereof, and to make available such information as APS shall reasonably request in connection with reaching a decision as to whether to exercise APS' right of first refusal. To exercise its right of first refusal, APS must notify Exsorbet in writing prior to the expiration of such sixty (60) day period and, if it exercises such right, shall be entitled to participate in the Target Transaction on the same terms and conditions as the applicable Major Shareholder(s). In the event there are substantial modifications to the proposed terms of any such Target Transaction during such sixty (60) day period, APS shall be entitled to a new notice and sixty (60) day period in which to determine to exercise its right of first refusal. Furthermore, Exsorbet agrees to cause all Exsorbet shareholders who are also directors of Exsorbet, as of the Effective Date, or thereafter, to execute and deliver to APS an agreement in form and substance acceptable to APS, to vote their shares in favor of the election of APS designees to the Exsorbet Board of Directors as contemplated in subsection (c) above.





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              (f)    In the event any shareholder defaults under any of the
Options and APS is unable, within thirty (30) days of such default (without recourse to litigation), to acquire the Exsorbet common stock subject to any of such Options, then Exsorbet will sell to APS such number of shares of Exsorbet common stock, at the exercise price stated in the applicable Option, as APS would have been able to purchase under the Options in default.

              (g) For a period of sixty (60) days after the Effective Date, APS shall be entitled to full access to the books, records and management of Exsorbet and its subsidiaries, during reasonable business hours, to afford APS a full opportunity to perform a due diligence review with regard to the business, financial and legal affairs of Exsorbet.

              (h) APS acknowledges and agrees that Exsorbet has disclosed to APS that Exsorbet is considering a merger into a Delaware corporation, whereby the Delaware corporation will be the surviving corporation, and which would result in the change of the name Exsorbet to "Consolidated Eco-Systems, Inc." For all purposes of this Agreement the term "Exsorbet" shall refer to such surviving successor corporation in the event that such merger and/or name change is consummated, and all terms and provisions of this Agreement, including all terms providing for receipt of Exsorbet common stock and other terms and conditions shall apply with regard to such proposed merger. APS shall be entitled to cause the surviving corporation after any such merger to re-execute documents evidencing the Stock Put, any or all of the Security Documents, the Warrant and this Agreement in the name of the successor corporation, but otherwise to be identical in terms to the terms of the original agreements.

              (i) In the event APS purchases any Exsorbet common stock during the sixty (60) day period immediately following the Effective Date, other than the initial 1,200,000 shares





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
purchased as described in the recitals hereto and other than any purchases through exercise of the Warrant or any of the Options, at a per share price of $2.75 or less ("Other Purchased Stock"), then APS will not exercise its right to purchase, under the Options, the number of shares equal to the number of shares of Other Purchased Stock it acquired during such sixty (60) day period. The foregoing shall not in any way limit APS' ability to exercise all of its rights under and pursuant to the Warrant.

       4. Remedies. This Agreement may be enforced at either law or in equity, including, but not limited to, injunctive relief. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision hereof in this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent then permitted by law. Exsorbet shall be deemed to be in default under this Agreement if there is a default (which is not cured after any required notices of default and opportunity to cure) under the Warrant or any of the Security Documents.

       5. Governing Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (except the laws of that jurisdiction that would render such choice of law ineffective). Venue for any action relating to this Agreement shall be proper only in Texas.

       6. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

       7. Inurement. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the express written consent of the other party hereto in each instance; provided that upon written notice to Exsorbet, APS may assign its rights and obligations under this Agreement to any affiliate or subsidiary of APS.

       8. Reservation of Shares. Exsorbet shall at all times until the expiration of the rights provided under the Warrant and the Options, reserve for issuance and delivery the number of shares of Exsorbet common stock as shall be required for issuance and delivery pursuant to the Warrant and this Agreement.

       9. Notices. Any notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or
(b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage pre-paid to the relevant party at its address indicated below:

       APS:                 American Physicians Service Group, Inc.
                            1301 Capital of Texas Highway, Suite C-300

                            Austin, Texas 78746-6550
                            Attn: President

       Exsorbet:            Exsorbet Industries, Inc.
                            1401 South Waldron, Suite 201
                            Fort Smith, Arkansas 72903
                            Attn: Charles E. Chunn, Jr.

Each party may change its address for purposes of this Agreement by proper notice to the other party.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

       EXSORBET:                         EXSORBET INDUSTRIES, INC.



                                         By: /s/ James Connors
                                             ----------------------------------

                                         Printed Name: James Connors
                                                       ------------------------

                                         Title: Executive Vice President
                                                -------------------------------


       APS:                              AMERICAN PHYSICIANS SERVICE
                                         GROUP, INC.



                                         By: /s/ Duane K. Boyd, Jr.
                                             ----------------------------------

                                         Printed Name: Duane K. Boyd, Jr.
                                                       ------------------------

                                         Title: President
                                                -------------------------------





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